Exhibit 99.1
Neustar Completes Acquisition of Caller Authentication Assets of TNS
Increases 2015 Adjusted Net Income Guidance
STERLING, VA, December 21, 2015 — Neustar, Inc. (NYSE: NSR), a trusted neutral provider of real-time information services, announced today that it has completed its acquisition of the caller authentication assets of Transaction Network Services, Inc. (TNS) and updated its 2015 guidance.
“We’re pleased to announce that we have completed the acquisition of the caller authentication assets of TNS,” said Lisa Hook, Neustar’s President and Chief Executive Officer. “This acquisition accelerates our ability to launch next generation mobile identity solutions for service providers, businesses, and consumers. These assets enhance our ability to compete across the broad market for caller authentication in mobile, broadband and wireless with offerings that include subscriber data storage and management, caller identification and verification services.”
The company reaffirmed its 2015 revenue guidance to range from $1.04 billion to $1.05 billion, representing growth of 8% to 9%. Information Services revenue is expected to range from $535 million to $545 million, representing growth of 9% to 12%. The company increased its 2015 adjusted net income guidance to range from $262 million to $268 million, or a 25% margin. On a per share basis, adjusted net income is expected to range from $4.70 to $4.80, an increase of 9% to 11%.
Paul Lalljie, Neustar’s Chief Financial Officer, added, “We are targeting the top end of our 2015 revenue guidance range and we have increased our adjusted net income guidance to include approximately $8 million in discrete tax benefits. We expect the momentum we have seen in the first three quarters of 2015 to continue. In addition, this acquisition increases our 2016 guidance provided on December 9, 2015, by $60 million in revenue and $20 million in adjusted EBITDA.”
About Neustar, Inc.
Neustar, Inc. (NSR) is the first real-time provider of cloud-based information services, enabling marketing and IT security professionals to promote and protect their businesses. With a commitment to privacy and neutrality, Neustar operates complex data registries and uses its expertise to deliver actionable, data-driven insights that help clients make high-value business decisions in real time, one customer interaction at a time. More information is available at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements in this press release regarding Neustar, Inc.’s acquisition of caller authentication assets of TNS including, without limitation, expected benefits of the transaction, statements about Neustar, Inc.’s 2015 and 2016 guidance and any other statements regarding the company’s expectations and beliefs about its future results of operations, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, the ability to realize the benefits of the transaction at the expected times or at all; and the ability of the acquired business to retain existing business relationships and key employees; the uncertainty of future revenue, expenses and profitability and potential fluctuations in quarterly results due to such factors as modifications to, terminations of, or failures to renew (or announcements related to any of the foregoing) the company’s material contracts, including its contracts to serve as the Local Number Portability Administrator, disruptions to the company’s operations resulting from network disruptions, security breaches or other events, or an inability to obtain high quality data on favorable terms or otherwise; general economic conditions in the regions and industries in which the company operates; the financial covenants in the company’s secured credit facility and their impact on the company’s financial and business operations; the company’s indebtedness and the impact that it may have on the company’s financial and operating activities; the company’s ability to incur additional debt; the variable interest rates applicable under the company’s indebtedness and the effects of changes in those rates; the company’s ability to identify and complete acquisitions and integrate and support the operations of the businesses the company acquires; increasing competition; market acceptance of the company’s existing services; the company’s ability to successfully develop and market new services and the uncertainty of whether new services will achieve market acceptance or result in any revenue; the company’s ability to raise additional capital on favorable terms or at all; business, regulatory and statutory changes related to the communications, Internet and Information Services industries; and the impact on the company of any litigation, arbitration, investigation or other similar proceeding. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent periodic reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Reconciliation of Non-GAAP Financial Measures
In this press release and in other statements, Neustar presents certain non-GAAP financial measures. These non-GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation should be carefully evaluated. Prior disclosures of non-GAAP figures may not exclude the same items and as such should not be used for comparison purposes.
Reconciliation of Net Income to Adjusted Net Income and Adjusted EBITDA
The following is a reconciliation of net income to adjusted net income and adjusted EBITDA for the years ending December 31, 2015 and 2016. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s results to prior periods, as well as against the performance of other companies.

	Year Ending December 31,
	2015 (1)	2016 (1)
	(in thousands, except per share data)
Revenue	$1,045,000	$1,240,000

Net income (2)	$183,000	$195,000
Add: Stock-based compensation	38,500	50,000
Add: Amortization of acquired intangible assets	64,500	93,500
Add: Restructuring charges (3)	5,000	—
Add: Acquisition-related costs (4)	13,000	—
Less: Adjustment for provision for income taxes (5)	(39,000)	(50,500)
Adjusted net income	$265,000	$288,000
Add: Depreciation and amortization	121,000	155,000
Less: Amortization of acquired intangible assets	(64,500)	(93,500)
Add: Adjustment for provision for income taxes	39,000	50,500
Add: Interest expense	29,000	60,000
Add: Non-cash other (income) and expense, net (6)	1,000	—
Less: Interest income	—	—
Add: Provision for income taxes	87,000	105,000
Adjusted EBITDA	$477,500	$565,000
Adjusted net income margin (7)	25%	23%
Adjusted EBITDA margin (8)	46%	46%
Adjusted net income per diluted share	$4.75	$5.21
Weighted average common shares outstanding - diluted	55,800	55,300

(1)
The amounts expressed in these columns represent the midpoint of the company’s guidance. For purposes of the year ending December 31, 2016, the reconciliation reflects the guidance provided on December 9, 2015 as supplemented by the acquisition of the caller authentication assets of TNS.

(2)
Net income for 2015 includes the estimated impact of the MarketShare transaction of approximately $7 million. In addition, any contribution from MarketShare to net income excludes the impact of financing.

(3)	Amounts represent restructuring charges related to the termination or relocation of certain employees and reduction in or closure of leased facilities.

(4)	Amounts represent costs incurred by the company in connection with completed acquisitions.

(5)	Adjustments reflect the estimated impact of income taxes using the effective tax rate for the applicable period.

(6)	Amounts represent (gain)/loss on foreign currency transactions, realized gains on available-for-sale investments and (gain)/loss on asset disposals.

(7)	Adjusted net income margin is a measure of adjusted net income as a percentage of revenue.

(8)	Adjusted EBITDA margin is a measure of adjusted EBITDA as a percentage of revenue.

Contact:
Neustar Investor Relations Contact
Dave Angelicchio, +1 571-434-3443
InvestorRelations@neustar.biz
or
Neustar Media Relations Contact
Donna Estrin, +1 415-470-1204
PR@neustar.biz